090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C14477-1997
Barbara K. Cegavske	Filing Number 20180368031-42
Secretary of State State Of Nevada	Filed On 08/20/2018
	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

One World Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. (a) Reverse Stock Split: Effective upon filing of this Certificate of Amendment, each 350 shares of common stock ("Common Stock") of the corporation issued and outstanding shall automatically be converted, without any action on the part of the holder thereof, into one share of fully paid and non-assessable Common Stock of the corporation (the "Stock Split"). The Stock Split shall be effected on a certificate-by-certificate basis and all fractional shares shall be rounded up to the next whole share.

(b) Article 3 Authorized Shares of Common Stock shall remain 3,500,000,000, par value $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.2%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C14477-1997
Barbara K. Cegavske	Filing Number 20180199471-72
Secretary of State State Of Nevada	Filed On 05/01/2018
	Number of Pages 1

Certificate of Amendment by Custodian
(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

One World Ventures, Inc.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

None.

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

David Lazar
Name of Custodian

X David Lazar
Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend by Custodian
Revised: 1-5-15

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C14477-1997
[signature]	Filing Number 20110034328-14
Secretary of State	Filed On 01/18/2011
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

One World Ventures, Inc

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 Shares will be amended as follows: The current total authorization capital $2,500,000.00 based upon 2,500,000,000 shares at $.001 will be increased to 3,500,000,000 shares at $.001 for a total authorized capitalization of $3,500,000.00

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 210,000,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C14477-1997
	Filing Number 20100923892-76
Secretary of State	Filed On 12/14/2010
State Of Nevada	Number of Pages 1

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

One World Ventures, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Article 3 of the Article of Incorporation reads as follows; There are 2,500,000,000 Total Authorized shares with a par value of $0.001. Of which 2,450,000,000 are Common Shares with the voting rights of 1 vote for every 1 share of Common Stock. 50,000,000 Preferred shares with the voting rights of 100 votes for every 1 share of Preferred Stock.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

x [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C14477-1997
	Filing Number 20100315607-35
Secretary of State	Filed On 05/07/2010
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

One World Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Capitalization

Previous Stock Value: Par Value Shares: 2,000,000,000 Value $0.001 Total Authorized Capital: $2,000,000.00

New Stock Value: Par Value Shares: 2,500,000,000 Value $0.001 Total Authorized Capital: $2,500,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 20,000,000 voting shares

4. Effective date of filing: (optional) 5/7/10

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C14477-1997
	Filing Number 20090599565-90
Secretary of State	Filed On 08/05/2009
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ONE WORLD VENTURES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The authorized number of common shares to increase from 1,000,000,000 to 2,000,000,000 at $.001 per share value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C14477-1997
	Filing Number 20090522975-41
Secretary of State	Filed On 07/01/2009
State Of Nevada	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ONE WORLD VENTURES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The authorized number of common shares to increase from 100,000,000 to 1,000,000,000 at $.001 par share value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C14477-1997
[signature]	Filing Number 00002114094-51
Secretary of State	Filed On 12/12/2008
State Of Nevada	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Quantum Technology Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

The corporation hereby changes its name to One World Ventures, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Unanimous

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] Dec 11/2008

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C14477-1997
[signature]	Filing Number 20080720395-06
Secretary of State	Filed On 11/03/2008
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Quantum Technology, Inc. (QTTK)

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 shall be changed as follows: The current issued and outstanding stock of the corporation shall be reversed split on the basis of 1 new share of stock to be issued for every 200 shares of old stock. The capitalization of the company shall remain at 100,000,000, (100 million) shares of stock with a par value of .001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 12,500,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C14477-1997
[signature]	Filing Number 20070375501-50
Secretary of State	Filed On 05/31/2007
State Of Nevada	Number of Pages 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

QUANTUM TECHNOLOGY CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

Under Article 3 of the Articles of Incorporation the total authorized shares shall be changed from 20,000,000 (twenty million) to:

100,000,000 (one hundred million) total authorized shares

par value will remain the same.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: PER COURT ORDER (SEE ATTAC

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

REC'D & FILED

'05 JUN -7 PM 12:20

[illegible] CLERK

BY ________ DEPUTY

CASE NO. 05-00678A

DEPT NO. II

IN THE FIRST JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR CARSON CITY

In the Matter of:

QUANTUM TECHNOLOGY CORPORATION, a Nevada corporation,

and

PETER E. BERNEY,

Applicant.

ORDER APPOINTING PETER E. BERNEY AS CUSTODIAN FOR QUANTUM TECHNOLOGY CORPORATION PURSUANT TO NRS 78.347

The Application of Peter E. Berney to be appointed as custodian of Quantum Technology Corporation, a Nevada corporation, has been submitted to this Court. The Application is submitted pursuant to NRS 78.347 and asserts that Quantum Technology Corporation (the corporation) was duly incorporated in the State of Nevada on July 7, 1997, it is a publicly traded corporation, Mr. Berney owns shares in the corporation, the corporate charter was revoked by the Nevada Secretary of State on August 1, 2004, the last known officers and directors of the company cannot be located, and the corporate office of record for the company is no longer occupied and there is no telephone listing for it. From the record it appears the business of the corporation has been abandoned, and has failed to take reasonable steps to dissolve, liquidate or distribute its assets in accordance with the applicable provisions of chapter 78 of Nevada Revised Statutes. Good cause appearing,

IT IS HEREBY ORDERED that Peter E. Berney is appointed as the Custodian of Quantum Technology Corporation, a Nevada corporation, pursuant to NRS 78.347(2) and is granted all the powers and title of a trustee appointed under NRS 78.590, 78.635 and 78.650 consistent with the provisions of NRS 78.347(2).

IT IS FURTHER ORDERED that the Applicant as Custodian take immediate steps to reinstate the corporate charter in good standing with the Nevada Secretary of State pursuant to NRS 78.180, including without limitation, appointing an interim board of directors and set of corporate officers, filing the necessary list pursuant to NRS 78.150(1) setting forth the names and addresses of the interim board of directors and officers, retaining a new resident agent, and the payment of all fees and penalties required by NRS 78.180(1)(b).

IT IS FURTHER ORDERED that the Applicant as Custodian contact the transfer agent in charge of maintaining the list of shareholders for this corporation and obtain a complete list of shareholders of the corporation, and then schedule a meeting of the shareholders of the corporation for purposes of appointing new officers and directors for the corporation to serve until the next annual meeting of the shareholders, giving in excess of ten (10) days written notice to the shareholders who are shareholders of record at least thirty (30) days prior to issuance of the notice as to the time and place for the meeting.

IT IS FURTHER ORDERED that the Interim Board of Directors for the corporation be empowered with authority to open a new corporate bank account, identify creditors and issue corporate stock for debt, and restructure the corporation, if necessary, to enhance its value to shareholders.

DATED: May 31, 2005

William C. Maddox

DISTRICT COURT JUDGE

JUL-25-97 16:24 800+787+2706 P.02 JW
#75.00

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 25 1997

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(Before Payment of Capital or Issuance of Stock)

No. C14477-97

Dean Heller

DEAN HELLER, SECRETARY OF STATE

Philip Herr Incorporator, certifies that:

1. He constitutes at least two-thirds of the original incorporators of QUANTUM TECHNOLOGY, CORP , a Nevada corporation

2. The original Articles were filed in the Office of the Secretary of State on JULY 7, 1997

3. As of this date of this certificate, no stock of the corporation has been issued.

4. He thereby does adopt the following amendment to the articles of incorporation of this corporation:

Article I is amended to read as follows:

The name of the corporation shall be
QUANTUM TECHNOLOGY, CORPORATION

[signature]
Signature

State of California }
County of San Diego }ss.

On July 25, 1997, personally appeared before me a Notary Public, Philip Herr, who acknowledged that he executed the above instrument.

OFFICIAL SEAL
SHARON LINDE-JACKSON
NOTARY PUBLIC CALIFORNIA
COMM. NO. 1072104
SAN DIEGO COUNTY
MY COMM. EXP. SEPT. 17, 1999

[signature]
Signature of Notary

FILED 12:55
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 07 1997

No. C14477-97

Dean Heller

DEAN HELLER, SECRETARY OF STATE

Inv. PL 125.00

ARTICLES OF INCORPORATION OF
(Pursuant to NRS 78)
STATE OF NEVADA

1. THE NAME OF THE CORPORATION IS: **QUANTUM TECHNOLOGY, CORP.**

2. RESIDENT AGENT: The Resident Agent for service of process shall be:
AMERICAN CORPORATE REGISTER, INC.
5025 S. McCarran Blvd. STE 178; Reno, NV 89502

3. SHARES: The corporation is authorized to issue 20,000,000 shares at a par value of $0.001 per share

4. GOVERNING BOARD:: The governing board shall be styled as Directors. The **FIRST BOARD OF DIRECTORS** shall consist of One member and the name and address are as follows:
Donald A. Beck
5025 S. McCarran Blvd, STE 178; Reno NV 89502

5. PURPOSE: The purpose of the corporation shall be any legal activity authorized under the laws of the State of Nevada.

6. OTHER MATTERS: In accordance with NRS 78.037 the following provisions are elected:

7. ADDITIONAL OFFICES.
The corporation may maintain an office, or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

8. ADDITIONAL ACTIVITIES.
The Corporation may engage in any lawful activity including, but not limited to, the following:
(A) Shall have the power to make contracts.
(B) Shall have the power to purchase, hold, and sell or convey Real Property or Personal Property. The Corporation may purchase, hold, or sell Real Property or Personal Property in the State of Nevada or in any other State, Territory of the United States, or any Country.
(C) Shall have the power to appoint such officers or agents as the officers of the corporation shall require, and shall have the power to pay compensation for the services provided.

(D) Shall have the power to borrow money and contract debts as necessary for the benefit of the Corporation's business.
(E) Shall have the power to lend money and contract loans as necessary for the benefit of the corporations business.
(F) Shall have the power to enter into General or Limited Partnerships, Joint Ventures or other business associations.
(G) Shall have the power to make donations for the benefit of the public welfare, charitable, scientific or educational purposes.

9.: CAPITAL STOCK.
The stock shall be common stock. The stock shall be non- assessable.
USE OF STOCK. The Board of Directors may fix the use of the stock from time to time as they deem necessary for the carrying out of the Corporation's business.

11.: GOVERNING BOARD.
The Board of Directors shall be elected by the stockholders at the annual meeting, or such other time as the bylaws may provide, and shall hold office until their successors are respectively elected and qualified.
NUMBER OF DIRECTORS.
The number of Directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of Directors conforms to the Statutes of the Corporation Law of the State of Nevada.

12. ASSESSMENT OF STOCKHOLDERS FOR CORPORATE DEBT & ELIMINATING PERSONAL LIABILITY.
The Capital Stock after issuance and the subscription price has been paid are not assessable to pay for the debts of the Corporation. The private property of Shareholders, Directors, Officers, employees and/or Agents of the Corporation shall be forever exempt from all corporate debts of any kind whatsoever.
PERSONAL LIABILITY shall be eliminated or limited to the maximum extent allowed under NRS 78.037 for all directors, officers, or stockholders except for acts or omissions which include misconduct or fraud.

13. LIFE OF CORPORATION EXISTENCE.
The Corporation is to have perpetual existence.

14. SIGNATURE OF INCORPORATOR: The name and address of the incorporator is:
Philip Herr
5025 S. McCarran Blvd. STE 178, Reno NV 89502

State of California
County of San Diego
This instrument was acknowledged before me on July 7, 1997, by Philip Herr, as incorporator of QUANTUM TECHNOLOGY, CORP.

(Notary Public Signature) seal of notary {

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, AMERICAN CORPORATE REGISTER, INC. hereby accept appointment as Resident Agent for the above named corporation.

(Signature of Resident Agent)